Exhibit 10.1

AMENDMENT NO. 5 TO THE

NIGHTHAWK BIOSCIENCES, INC.

2018 STOCK INCENTIVE PLAN

Effective Date: July 15, 2024

WHEREAS, the Board of Directors (the “Board”) of Scorpius Holdings, Inc. (the “Company”) heretofore established the NightHawk Biosciences, Inc. 2018 Stock Incentive Plan (the “Plan”); and

WHEREAS, the Board desires to amend the Plan to increase the maximum number of shares of common stock of the Company available for grants of Awards thereunder (as of the date of this amendment, previously adopted the Plan) by an additional 30,000,000 shares of common stock to 38,857,141 shares of common stock; and

WHEREAS, the Board desires to further amend the Plan to reflect the change in the name of NightHawk Biosciences, Inc. to Scorpius Holdings, Inc.; and

WHEREAS, pursuant to Section 15 of the Plan, the Board has the right to amend the Plan with respect to certain matters, provided that any material increase in the number of Shares available under the Plan shall be subject to stockholder approval; and

WHEREAS, the Board has approved and authorized this Amendment No. 5 to the Plan and has recommended that the stockholders of the Company approve this Amendment No. 5;

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended, subject to and effective as of the date of stockholder approval hereof, in the following particulars:

1. The name of the Plan is hereby amended to be the “Scorpius Holdings, Inc. 2018 Stock Incentive Plan”.

2. Subject to approval of the Company’s stockholders, Section 4(a) of the Plan is hereby amended by increasing the share references in such section by an additional 30,000,000 shares of common stock to 38,857,141 shares of common stock, so that Section 4(a), as amended and restated, reads in its entirety as follows:

“(a)   Shares Available for Awards. The maximum aggregate number of shares of Company Stock reserved for issuance under the Plan (all of which may be granted as Incentive Stock Options), as of July 15, 2024, shall be 38,857,141 shares. Shares reserved under the Plan may be authorized but unissued Company Stock or authorized and issued Company Stock held in the Company’s treasury. The Committee may direct that any stock certificate evidencing shares issued pursuant to the Plan shall bear a legend setting forth such restrictions on transferability as may apply to such shares pursuant to the Plan.”

3.       Except as specifically set forth herein, the terms of the Plan shall be and remain unchanged, and the Plan as amended shall remain in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Amendment No. 5.

SCORPIUS HOLDINGS, INC.

By:	/s/ Jeffrey Wolf
Name:	Jeffrey Wolf
Title:	Chairman, President and Chief Executive Officer
Dated:	July 15, 2024